UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 25, 2021

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris- diction of incorporation)	(Commission file number)	(IRS employer identification number)

16767 N. Perimeter Drive, Suite 110

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Compensatory Arrangements of Certain Officers

On January 25, 2021, the Board of Directors of The Joint Corp. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), approved an amendment to the Executive Short-Term Incentive Plan (the “Executive STIP”) under which the Company’s President and Chief Executive Officer and its Chief Financial Officer are eligible to receive compensation in the form of cash on an annual basis.

Under the Executive STIP, budgeted EBITDA will be established by the Board of Directors of the Company annually. The Executive STIP bonus pool will be combined with the bonus pool for the Non-Executive Short-Term Incentive Plan (the “Combined Pool”). The Compensation Committee will establish the maximum amount that may be allocated to the Combined Pool (the “Combined Pool Maximum”), and the amount by which actual EBITDA exceeds budgeted EBITDA will be allocated to the Combined Pool up to the established maximum.

The amendment provides that the Combined Pool will not be funded, and participants will not receive payment, if the amount allocated to the Combined Pool for the year in question is less than 85% of the Combined Pool Maximum for that year (the “Award Threshold”), provided that if the amount allocated to the Combined Pool is less than the Award Threshold, the Company’s Board of Directors may create a bonus pool under such terms and conditions as it may determine.

If the amount in the Combined Pool meets the Award Threshold, the amount allocated to the Combined Pool will be paid to the participants in both the Executive STIP and the Non-Executive Short-Term Incentive Plan on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award. The President and CEO’s targeted STIP award will not exceed 50% of his base salary. The CFO’s STIP award will not exceed 40% of his base salary.

Notwithstanding the foregoing, in the event that actual EBITDA for the year in question after the funding of the Combined Pool Maximum (“Revised EBITDA”) exceeds budgeted EBITDA for that year, the maximum targeted STIP award for the President and CEO would increase to 62.5% of his base salary, and the maximum targeted STIP award for the CFO would increase to 50% of his base salary. In that event, 25% of each dollar by which Revised EBITDA exceeds budgeted EBITDA will be added to the Combined Pool and allocated to the participants in both the Executive STIP and the Non-Executive Short-Term Incentive Plan on a pro rata basis based on their respective eligibility, and in each case, up to their maximum targeted STIP award, as adjusted.

The foregoing description of the Executive STIP as amended does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive STIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	The Joint Corp. Executive Short-Term Incentive Plan (Amended January 25, 2021).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2021.

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer